UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2014, Coherus BioSciences, Inc. (the “Company”) entered into the Fifth Amendment to Lease (the “Amendment”) with CA-Towers at Shores Center Limited Partnership (“CA-Towers”) to amend the Lease, dated September 26, 2011, as amended, by and between CA-Towers and the Company (as amended, the “Lease”). Pursuant to the Amendment, the Company agreed to lease approximately 2,411 additional square feet of space at their current location of 201 Redwood Shores Parkway, Redwood City, California, effective as of December 10, 2014. The amount of the base rent paid by the Company will increase by approximately $0.15 million, $0.16 million and $0.05 million for the years ending December 31, 2015, 2016 and 2017, until the expiration of the Lease on April 30, 2017, respectively.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Lease, dated December 10, 2014, by and between CA-Towers at Shores Center Limited Partnership and Coherus BioSciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Lease, dated December 10, 2014, by and between CA-Towers at Shores Center Limited Partnership and Coherus BioSciences, Inc.